                                                                  EXHIBIT 10.33

                       SEPARATION AND CONSULTING AGREEMENT

                  This Separation and Consulting Agreement (the "Agreement") is entered into between MEDIA ARTS GROUP INC. ("MAGI"), a Delaware corporation, and Kenneth E. Raasch (the "Consultant") effective the 27th day of May, 1999.

                                    RECITALS


         WHEREAS, THE PARTIES ENTERED INTO AN EMPLOYMENT AGREEMENT DATED JANUARY 1, 1994, AND A UNANIMOUS BOARD RESOLUTION AMENDING SUCH EMPLOYMENT AGREEMENT DATED OCTOBER 29, 1997 (COLLECTIVELY REFERRED TO AS THE "EMPLOYMENT AGREEMENT").


         WHEREAS, THE PARTIES WISH TO TERMINATE THE EMPLOYMENT AGREEMENT.

C. WHEREAS, MAGI desires to retain the services of the Consultant as an independent contractor, and Consultant is willing to perform such services, on the terms set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and contingent upon approval of this Agreement by the Compensation Committee of the MAGI Board of Directors and a disinterested majority of the Board, MAGI and the Consultant agree as follows:

         1.       RESIGNATION, CONSULTING SERVICES AND COMPENSATION

(a) Consultant agrees to perform for MAGI the services described in the attached EXHIBIT A ("Services").

         (b) MAGI agrees to pay Consultant the compensation set forth in the attached EXHIBIT B for the performance of the Services. Payment for the Consultant's Services is contingent upon the Consultant making himself available, at mutually agreeable times, for up to 80 hours of consulting per month during the Term of this Agreement. The parties acknowledge and agree that Consultant may conduct a substantial amount of the Services via telephone, fax, e-mail and off-site attendance, and that in circumstances where in-person attendance is required, MAGI shall give Consultant reasonable notice prior to such required attendance. Consultant shall be permitted reasonable opportunity for vacation time.

         2.       TERM AND TERMINATION OF AGREEMENT

         (a) This Agreement will commence on May 27, 1999 and will continue until December 31, 2000 or until otherwise terminated as provided by this
Section 2 (the "Term").


         (b) MAGI, upon a majority vote by its Board of Directors, may terminate this Agreement for good cause upon sixty (60) days prior written notice to Consultant. For the purposes of this agreement "good cause" shall mean termination upon (1) the failure by the Consultant to substantially perform his duties with MAGI (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the MAGI Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties or (2) the willful engaging by the Consultant in conduct which is demonstrably and materially injurious to the Employer, monetary or otherwise. For purposes of this paragraph, no act, or failure to act, on the Consultant's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that this action or omission was in the best interest of the MAGI.

Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for good cause unless and until the parties achieve resolution of the issue pursuant to Section 16 below, with such resolution resulting in a final award of an arbitrator finding that Consultant has engaged in the conduct set forth above in this paragraph (b) and specifying the particulars thereof in detail. In the event such arbitrator returns an award in favor of MAGI, Consultant shall repay all monies paid to him under the Agreement after the date 60 days from the date the notice is provided by the Board pursuant to paragraph
(b) above, unless the arbitrator determines otherwise.

         (c) Upon such termination all rights and duties of the parties shall cease except that: (i) MAGI shall be obligated to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services rendered and expenses, if any, incurred prior to the termination date, in accordance with the provisions of Section 1 hereof; and (ii) Sections 3 (Confidentiality), 4 (Ownership), 8 (Independent Contractor) shall survive termination of this Agreement.

         3.       CONFIDENTIALITY

         (a) "Confidential Information" means any MAGI proprietary information, technical data, trade secrets or know-how, and the proprietary information, technical data, trade secrets of know-how of any third party imparted to MAGI in confidence. "Confidential Information" includes, but is not limited to, research, product plans, products, services, suppliers, supplier lists, customers, customer lists, markets, software, Developments, processes, formulas, technology, designs, drawings, engineering, marketing, finances or other business information disclosed by MAGI to Consultant either directly or indirectly in writing, orally, electronically, or by drawings or inspection of parts or equipment.

         (b) Consultant will not, during or subsequent to the Term of this Agreement, use Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of MAGI or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of MAGI. Consultant agrees to take all reasonable precautions to prevent unauthorized disclosure of Confidential Information. Notwithstanding the above, Consultant's obligation under this Section 3(b) relating to Confidential Information shall not apply to information which:

     (1) is known to Consultant at the time of disclosure to Consultant by MAGI as evidenced by written records of Consultant,

         (2) has become publicly known and made generally available through no wrongful act of Consultant, or

              (3) has been rightfully received by Consultant without restriction from a third party authorized to make such a disclosure.

         (c) Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or any other person or entity with which Consultant has an agreement or a duty to keep in confidence information acquired by Consultant. Consultant will not bring onto the premises of MAGI any unpublished document or proprietary information belonging to any former or current employer or any other person or entity with which Consultant has an agreement or a duty to keep in confidence information acquired by Consultant unless consented to in writing by such employer, person, or entity. Consultant will indemnify MAGI and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from MAGI's possession or use of the work product of Consultant under this Agreement.

         (d) Consultant recognizes that MAGI has received and will continue to receive from third parties their confidential or proprietary information subject to a duty on MAGI's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant will, during the Term of this Agreement and thereafter, hold all such confidential or proprietary information in the strictest confidence and will not disclose it to any person, firm or corporation or use it in any manner except as necessary in carrying out the Services for MAGI, consistent with MAGI's agreement with such third party.

         (e) Upon the termination of this Agreement, or upon MAGI's earlier request, Consultant will deliver to MAGI all of MAGI's property relating to, and all hard copy, tangible and electronic embodiments of, Confidential Information in Consultant's possession or control.

         (f) The parties acknowledge and agree that during the course of his employment with MAGI, Consultant learned certain information and formed relationships with vendors and financing organizations, and the parties further agree that these relationships are not considered "Confidential Information" for the purposes of this Agreement.



         4.       OWNERSHIP OF INTELLECTUAL PROPERTY

         (a) Consultant agrees that all copyrightable material, notes, records, drawings, designs, developments, improvements, discoveries and trade secrets (collectively, "Developments") conceived, made or discovered by Consultant in performing the Services, solely or in collaboration with others, during the term of this Agreement relating to the business of MAGI shall be the sole property of MAGI. In addition, to the extent allowed by law, any Developments which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to MAGI all such Developments and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto.

         (b) Upon the termination of this Agreement, or upon MAGI's earlier request, Consultant will deliver to MAGI all of MAGI's property relating to, and all embodiments of, Developments in Consultant's possession and control.

         (c) Consultant will assist MAGI, or its authorized representative, at MAGI's expense, to obtain and from time to time enforce and defend MAGI's rights in the Developments and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, and to execute all documents reasonably necessary for MAGI to do so.

         (d) MAGI agrees that if in the course of performing the Services, Consultant incorporates into any Development developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest ("Item"), MAGI is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with such Invention.

         (e) The provisions in this Section 4 shall not apply to concepts or ideas where MAGI has specifically acknowledged that it has no interest or ownership rights in such concept or idea.

         (f) Consultant represents and warrants that each employee of Consultant, and each independent contractor of Consultant, if any, has executed an agreement with Consultant containing provisions in MAGI's favor substantially similar to this Section 4.

         5.       CONFLICTS OF INTEREST

         (a) Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement or obligation during the Term of this Agreement.

         (b) Consultant represents and warrants that each employee of Consultant, and each independent contractor of Consultant, if any, has executed an agreement with Consultant containing provisions in MAGI's favor substantially similar to those of this Section 5.

         6.       NONCOMPETITION

         During the Term of this Agreement, Consultant will not compete with MAGI, but will be permitted to conduct business in areas of business identified by the parties under executed confidentiality and/or nondisclosure agreements. Without limiting the foregoing, Consultant agrees that he will not, without prior approval of MAGI which shall not be unreasonably withheld, a) engage in any sales related to Thomas Kinkade products b) engage in any sale of art or c) offer any retail management products or services designed to assist retailers in the operation of their businesses.

         7.       NONSOLICITATION

         During the Term of this Agreement, Consultant agrees that he will not, directly or indirectly, solicit for hire any person employed by MAGI or hire any employee of MAGI without first giving MAGI ninety (90) days notice of his intent to hire such person.

         8.       INDEPENDENT CONTRACTOR NATURE OF RELATIONSHIP AND PAYMENT OF
                  TAXES

         The parties intend that Consultant shall perform Services pursuant to this Agreement as an independent contractor, and not as an employee. Consultant acknowledges and agrees that MAGI is obligated to report all consulting fees paid pursuant to this Agreement to the taxing authorities, and that Consultant is liable for taxes on such income. Consultant agrees that he is responsible for payment of all taxes due on consulting fees. MAGI will pay the consulting fees without any withholdings or deductions for tax or Social Security. Consultant shall indemnify and hold harmless MAGI for any liabilities, penalties, costs and expenses, including attorneys' fees, incurred by MAGI in responding to a claim by any tax authority or any other agency, person or entity relating to the classification of Consultant as an independent contractor, except for the employer portion of Social Security.

         9.       SUBLEASE

         Effective September 1, 1999, MAGI will sublease the office space located at 333 West Santa Clara Street, San Jose, CA 95113 to Consultant. Consultant will cooperate with MAGI in securing the landlord's consent to the sublease.

         10. RIGHT OF FIRST REFUSAL TO CONSULTANT'S SHARES IN MAGI AND CONSULTANT'S RIGHT TO INFORMATION

         By separate Stock Sale Agreement entered into concurrently herewith, Consultant agrees to give MAGI a first right of refusal in his shares of MAGI. Consultant may continue to have access to certain financial information of MAGI beyond that normally given to shareholders, including strategic plans and annual operating plans and budgets, so long as he owns no less than ten percent (10%) of MAGI's outstanding common stock.

         11.      NOTICES

For the purpose of this Agreement, notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

MAGI:             MEDIA ARTS GROUP, INC.
                  521 Charcot Ave.
                  San Jose, CA 95131
                  Attn.  Chief Executive Officer

Consultant:       Kenneth E. Raasch
                  333 West Santa Clara Street, Suite 1000
                  San Jose, California  95113

         12.      PUBLIC STATEMENTS

         The parties shall agree upon the terms of a press release and Company announcement of the Consultant's resignation of his position as Chairman of the Board of MAGI. Any future public statements regarding the Consultant's relationship with MAGI shall be limited to the contents of the press release and Company announcement, unless otherwise mutually agreed to by the Consultant and MAGI.

         13.      RELEASE BY THE CONSULTANT

                  (a) The Consultant, on behalf of himself, his executors, administrators, representatives, heirs and assigns, hereby releases MAGI and its owners, stockholders, parent corporation[s], affiliates, predecessors, successors, officers, managers, employees, insurers, representatives and agents (the "MAGI Releasees") of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, charges, losses, costs or expenses, of any nature whatsoever, known or knowable based on the facts and circumstances, by Consultant as of the effective date of this Agreement. The Claims released herein are limited only to any Claims based upon contract, tort or statute arising out of, based upon, or relating to the Consultant's former employment relationship with MAGI as an employee including his hire as an employee, performance, remuneration as an employee or termination of his employment and/or Employment Agreement with MAGI, including any claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act, as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act of 1990; the California Fair Employment and Housing Act, as amended; the California Labor Code, as amended; and/or any other local, state, or federal law governing discrimination in employment and/or the payment of wages and benefits. Notwithstanding the generality of the foregoing, the Consultant shall continue to be indemnified by MAGI for all acts performed as an officer, to the extent permitted by law and MAGI's certificate of incorporation and bylaws.

                  (B) IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE CONSULTANT ACKNOWLEDGES THAT HE IS AWARE OF THE FOLLOWING:

                                                     (I)      HE HAS A RIGHT TO
                                    CONSULT WITH AN ATTORNEY BEFORE ACCEPTING
                                    THIS OFFER;

                                                     (II)     HE HAS 21 DAYS
                                    FROM THE DATE SET FORTH ABOVE TO CONSIDER
                                    THIS OFFER; AND

                                                     (III) HE HAS SEVEN DAYS
                                    AFTER ACCEPTING THIS OFFER TO REVOKE HIS
                                    ACCEPTANCE, AND HIS ACCEPTANCE (AS WELL AS
                                    ALL OTHER TERMS OF THIS AGREEMENT) WILL NOT
                                    BE EFFECTIVE UNTIL THAT REVOCATION PERIOD
                                    HAS EXPIRED.

         14.      RELEASE BY MAGI

         MAGI releases the Consultant and his executors, administrators, representatives, heirs and assigns of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, charges, losses, costs or expenses, of any nature whatsoever, that are known or knowable based on the facts and circumstances, by the Board of Directors of MAGI as of the effective date of this Agreement. The Claims released herein are limited only to any Claims based upon contract, tort or statute arising out of, based upon, or relating to the Consultant's former employment relationship with the Company as an employee including his hire as an employee, performance, remuneration as an employee or termination of his employment and/or Employment Agreement with MAGI.

         15.      ASSIGNMENT

         Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of MAGI. MAGI may assign its rights and interests under this Agreement to any successor-in-interest.

         16.      GOVERNING LAW AND ARBITRATION

         The internal laws of the State of California applicable to contracts entered into and wholly to be performed in California by California residents, without reference to any principles concerning conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that this Section 16 and the parties' rights under Section 16(a) through 16(c) shall be governed by and construed in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1 ET. SEQ. Except as provided in
Section 16(d), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by the following procedures:

         (a) Either party may send the other party written notice identifying the matter in dispute and invoking the procedures of this Section 16. Within fourteen (14) days after such written notice is given, one or more principals of each party involved in the dispute shall meet at a mutually agreeable location in San Jose, California, for the purpose of determining whether they can resolve the dispute themselves by written agreement and, if not, whether they can agree upon an arbitrator (the "Arbitrator") affiliated with Judicial Arbitration and Mediation Services/Endispute, Inc. ("JAMS/Endispute") to whom to submit the matter for final and binding arbitration.

         (b) If the parties fail to resolve the dispute by written agreement or to agree on the Arbitrator within said fourteen (14) day period, either party may make written application to JAMS/Endispute for the appointment of a single Arbitrator to resolve the dispute by arbitration. The selection of the Arbitrator shall be the exclusive decision of JAMS/Endispute and shall be made within ten (10) days of the written application to JAMS/Endispute.

         (c) The arbitration shall be conducted in accordance with the Federal Rules of Evidence and rules or procedures adopted by JAMS/Endispute, except that each party shall have no longer than one day to present its position, the entire proceedings before the Arbitrator shall be on no more than two consecutive days, and the award shall be made in writing no more than thirty (30) days following the end of the proceeding. Such award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Arbitrator) shall be awarded by the Arbitrator such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses, as well as the attorneys' fees and expenses of the prevailing party.

         (d) Consultant agrees that it would be impossible to measure and calculate MAGI's damages from any breach of the covenants set forth in Sections 3 or 4 hereof. Accordingly, Consultant agrees that if Consultant breaches or is alleged to have breached Sections 3 or 4, MAGI has, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an order restraining such breach or threatened breach and specific performance of such provisions. Consultant further agrees, to the extent permitted by law, that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and the ordering of such specific performance.

         17.      PROVISIONS OF AGREEMENT SEVERABLE

         The provisions of this agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

         18.      ENTIRE AGREEMENT

         This Agreement, the Stock Sale Agreement executed concurrently herewith, and any executed confidentiality agreements set forth the entire agreement between the parties hereto and supersede any and all other prior oral or written agreements or understandings between the parties concerning the subject matters thereof.

         19.      AMENDMENT OF AGREEMENT; WAIVER

         Any amendment to this Agreement must be in writing and signed by duly authorized representatives of each of the parties hereto and must expressly state that it is the intention of each of the parties to amend the Agreement. No breach of any provision of this Agreement shall be deemed waived unless the waiver is in writing signed by a duly authorized representative of the waiving party. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Agreement.

         20.      EXECUTION IN COUNTERPARTS

         This Agreement may be executed in counterparts with the same force and effectiveness as if it were executed in one complete document.

         21.      INTERPRETATION

         This Agreement is the product of negotiation, with each party having had the opportunity to propose modification of terms. Accordingly, any ambiguity in this Agreement shall not be construed for or against any party based upon who prepared such terms. The parties hereby expressly waive their rights, if any, under California Civil Code Section 1654.



         IN WITNESS WHEREOF, the undersigned are duly authorized to execute and do execute this Agreement on behalf of Consultant and MAGI as of the day and year first written above.


ACCEPTED AND AGREED:

KENNETH E. RAASCH                   MEDIA ARTS GROUP, INC.



By  /s/ Kenneth E. Raasch                            By  /s/ Bud Peterson
    --------------------------                          -----------------------
  Kenneth E. Raasch                                    Bud Peterson
                                                       CEO & President
                                                       Media Arts Group, Inc.


Dated:  May 27, 1999                        Dated:  May 27, 1999



Attest:  /s/ James F. Landrum
         --------------------------
             James F. Landrum, Jr.
             Secretary
             Media Arts Group, Inc.


Dated:  May 27, 1999

                                    EXHIBIT A



Services to be performed by Consultant:

    A. As a MAGI Board member, serve as a Corporation's spokesperson for the business and financial opportunities the Corporation creates, when requested by the MAGI Board of Directors or MAGI CEO;
    B. Provide strategic input in formulating the Business Plan, when requested by MAGI CEO;
    C. Provide strategic input on MAGI's internet strategy, when requested by MAGI CEO;
    D. Provide strategic input relating to investor relations, when requested by MAGI CEO;
    E. Provide strategic input in media opportunities, when requested by MAGI CEO;
    F. Provide strategic input in foreign opportunities, when requested by MAGI CEO;
    G. Working independently of existing MAGI relationships, Consultant can earn additional compensation through:

-  Bringing acquisition targets to MAGI;
-  Bringing potential licenses and strategic alliances;
-  Bringing media opportunities;
-  Bringing Signature Gallery candidates;
-  Developing new retail concepts for consideration and eventual use by MAGI;
- Developing new products and product advancements for consideration and eventual use by MAGI.

                                    EXHIBIT B


Compensation of Consultant:

A. Rate of Pay: $110,000.00 per month, with payment to be made on the first day of every month.
B. Reimbursement of "out-of-pocket" expenses relating to performance of duties.
C. Other incentive compensation based on transactions brought to MAGI, and referenced in Exhibit A section G, will be negotiated on a case-by-case, deal-by-deal basis.
D.   Amounts due under the Raasch Employment Agreement through May 27, 1999:
-    $122,270 for Q4 EPS Bonus;